                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            CSS INDUSTRIES, INC.[*]

         CSS INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is CSS Industries, Inc. and the name under which the corporation was originally incorporated is City Stores Company. The date of filing of its original Certificate of Incorporation with the Secretary of State was November 5, 1923.

         2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

         3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

         FIRST: The name of the Corporation is CSS INDUSTRIES, INC.

         SECOND: The location of its registered office in the State of Delaware is and shall be 1209 Orange Street, Wilmington, Delaware and its registered agent in charge thereof shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD: The nature of the business of the Corporation and the objects and purposes proposed to be transacted, promoted and carried on by it, which shall also be construed as powers, are as follows:

                  (1) To acquire by purchase, lease, exchange or otherwise, to construct, establish, own, operate, control and manage, and to sell, lease or otherwise dispose of and to deal in and with department stores and other stores and shops of every kind, character and description and wheresoever situate;

                  (2) To manufacture, produce, purchase or otherwise acquire, to sell, lease or otherwise dispose of, and to deal in and with and otherwise use or turn to account all kinds of drygoods, fabrics, materials, jewelry and ornaments, clothing and other wearing apparel, footwear, millinery, furs, and other articles of personal utility or adornment, leather goods, furniture and fixtures, rugs, carpets, draperies, silverware, glassware, china, crockery, and all other articles, fittings or utensils of household or business utility or adornment, meats, groceries and other foods, provisions and beverages of every sort, tobacco, confectionery, perfumes, flowers, fruits, drugs, chemicals and toilet articles, goods for sport or recreation, and, generally, any and all other articles and things of every kind, character and description customarily dealt in by department stores or other stores or shops, or which may appear to the Board of Directors capable of being conveniently or profitably utilized in any manner;

- --------
[* Reflects the Restated Certificate of Incorporation of CSS Industries,
   Inc. filed on December 5, 1990, as amended on September 27, 1991, May 8, 1992, February 2, 1993 and August 4, 2004.]

                  (3) To conduct and carry on, without limitation as to kind or character, the business of manufacturers, merchants, distributors, engineers, contractors, builders, decorators, upholsterers, repairers, auctioneers, brokers, exporters, importers, warehousemen, wholesalers, retailers, operators, managers, supervisors, buying and selling agents and representatives, carriers, forwarding, shipping and receiving agents, hotel and restaurant keepers, purveyors, advertisers, publishers, dealers in and with goods, wares, merchandise and any other materials and products, planters, packers, stockraisers and breeders; to acquire, hold, utilize and dispose of any property, real, personal or mixed, in connection with any of the foregoing;

                  (4) To provide, maintain and operate restaurants, lunchrooms, reading, writing, rest and dressing rooms, libraries, places of amusement, sport, recreation, entertainment and instructions, ticket offices, travel bureaus, telephone, telegraph, wireless and radio service, and other conveniences for the use of customers and others; to grant to other persons, firms, associations or corporations the right or privilege to carry on any kind of business on the premises of the Corporation upon such terms as the Board of Directors shall deem expedient or proper:

                  (5) To purchase or otherwise acquire, to hold, improve, develop, manage and operate, and to sell, lease or otherwise dispose of real estate, buildings and any interest therein, to mortgage and otherwise encumber the same, to erect, manage, care for and maintain, extend, alter, tear down and otherwise deal with any buildings or structures in connection with such real estate;

                  (6) To apply for, obtain, register, purchase, lease or otherwise acquire, to hold, use, own, operate and introduce, and to sell, assign, lease or otherwise dispose of any and all trademarks, tradenames, patents, inventions, licenses, improvements and processes used or useful in connection with or secured under letters patent of the United States or elsewhere, or otherwise, and any and all franchises, grants, concessions, easements and other rights; and to hold, use, exercise, develop, sell, grant licenses in respect of, or otherwise dispose of or turn to account any such trademarks, trade names, patents, inventions, licenses, improvements, processes, franchises, grants, concessions, easements and the like, or any such property or rights;

                  (7) To purchase, subscribe for or otherwise acquire and to possess, own, hold for investment or otherwise, stock, securities, debentures, notes, bonds or other obligations or evidences of indebtedness of any person, firm, association or corporation, for whatever purpose and wherever organized or in whatever business engaged, or of any government, country, state, municipality, or of any political subdivision, department, body or branch thereof; to sell, reissue with or without guaranty, deal in, guarantee, mortgage, pledge, exchange, liquidate, dispose of and otherwise use or turn to account all or any of such stocks, securities, debentures, notes, bonds or

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

         other obligations or evidences of indebtedness; as the consideration or in furtherance of any of the foregoing, in whole or in part thereof, to pay or receive cash, or to issue, exchange, give or receive shares of the capital stock, securities, debentures, notes, bonds or other obligations or evidences of indebtedness or other property of any sort of this Corporation or of any person, firm, association or corporation, and to give, undertake, assume or pay any commitment, guarantee, debt, obligation or liability in connection therewith; and while owner and holder thereof, to exercise all the rights, powers and privileges of such ownership, to the same extent as a natural person might or could do, including the right to receive dividends, interest and other distributions, whether in cash, stock, securities or other property, to vote thereon and to give or withhold approvals and consents therefor, for any and all purposes; to distribute any such stocks, securities, debentures, notes, bonds or other obligations or evidences of indebtedness or other property among the stockholders of this Corporation in kind from time to time, if such action may appear advisable to the Board of Directors, and, likewise, upon any distribution of assets, division of profits, dissolution, liquidation or winding up of this Corporation, to distribute any such stock, securities, debentures, notes, bonds or other obligations or evidences of indebtedness among the stockholders of this Corporation in kind if deemed advisable by the Board of Directors; to organize or promote or facilitate the organization of subsidiary companies, incorporated and unincorporated, domestic and foreign;

                  (8) To purchase, lease or otherwise acquire and take over, as a going concern or otherwise, and to conduct, carry on, manage, hold, sell, mortgage, pledge or otherwise dispose of all or any part of the property, assets or business of any person, firm, association or corporation, possessed of property or assets, real, personal or mixed, which can be used for any of the purposes of this Corporation, or for carrying on any business which this Corporation is authorized to carry on, and any stocks, securities, debentures, notes, bonds or other obligations or evidences of indebtedness of any such corporation, and as the consideration or in furtherance of any of the foregoing, in whole or in part thereof, to pay or receive cash, or to issue, exchange, give or receive shares of the capital stock, securities, debentures, notes, bonds or other obligations or evidences of indebtedness or other property of any sort of this Corporation or of any person, firm, association or corporation; and to give, undertake, assume, pay or exact or require any commitment, guarantee, debt, obligation or liability whatsoever in connection with any such transaction;

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                  (9) To purchase or otherwise acquire, as an entirety, the
         properties, assets, franchises, business and good-will of any person, firm, association or corporation, including any and all stocks and securities held by any such person, firm, association or corporation; to assume the debts, liabilities and obligations of any such person, firm, association or corporation in connection therewith; to issue or deliver, in whole or in part in payment, consideration or exchange therefor, cash, stocks, securities, debentures, notes, bonds or other obligations or evidences of indebtedness or other property of any sort of this Corporation or of any person, firm, association or corporation; to make, give or receive any contracts, agreements, commitments, guarantees or assurances whatsoever in connection therewith;

                  (10) To enter into any agreement or arrangement for supervision, management, sharing profits, union of interest or co-operation with any person, firm, association or corporation, formed or to be formed, carrying on or about to carry on any business which this Corporation is authorized to carry on, or any business or transaction which the Board of Directors may deem necessary, convenient, desirable or incidental to the carrying out of the purposes of this Corporation, and to aid or assist in any lawful manner whatsoever, any such person, firm, association or corporation;

                  (11) To lend its funds, assets or property, or any part thereof, and to make advances, to any firm, association or corporation in which this Corporation is in any manner interested or with which it has business relations, or to any person, upon the security of its, their, his or her undertaking, property, estate, assets or effects or any part thereof or otherwise, and upon such terms as the Board of Directors shall determine; to aid by loan, guaranty, or in any other manner whatsoever, any person, firm, association or corporation, whose property, assets, business, stocks, securities, debentures, notes, bonds or other obligations or evidences of indebtedness are in any manner, either directly or indirectly, held or guaranteed by this Corporation, or in which this Corporation is interested or with which this Corporation has business relations; to do any and all acts or things toward the preservation, protection, improvement or enhancement in value of any such property, assets, business, stocks, securities, debentures, notes, bonds or other obligations or evidences of indebtedness; to guarantee or assume the payment of dividends, interest, principal and any sinking funds or other charges or agreements for redemption or retirement, or otherwise, of any such stocks, securities, debentures, notes, bonds and other obligations and evidences of indebtedness, and the performance of any agreement or contract of any person, firm, association or corporation, whenever deemed by the Board of Directors necessary, convenient or proper for the business of this Corporation, and to do all and any acts or things designed to accomplish any such purpose;

                  (12) To borrow money, and to make, accept, endorse, execute, issue, pledge or otherwise dispose of checks, drafts, and other orders for the payment of money, debentures, notes, bonds or other obligations or evidences of indebtedness of any and every kind, whether secured by mortgage, lien, pledge or otherwise, and without limit as to amount, but only to carry out the purposes of this Corporation; and also to secure the same by mortgage, pledge, lien, charge or otherwise on all or any part of the present or after acquired property, assets, business, rights and franchises of this Corporation, or of any person, firm, association or corporation; to hypothecate, pledge, exchange, sell or otherwise deal with any stocks, securities, debentures, notes, bonds or other obligations or evidences of indebtedness issued or held by it for any purpose upon such terms and conditions, at such times and at such prices as the Board of Directors shall determine;

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

                  (13) To undertake or aid any enterprise and to carry out any transactions or negotiations whatsoever which may be lawfully undertaken and carried out by capitalists; to conduct a general financial business and general financial operations of all kinds in so far as the same are not prohibited by the laws of the State of Delaware against the exercise of banking powers by other than banking corporations;

                  (14) To remunerate any person, firm, association or corporation for services rendered, or to be rendered, in placing or assisting to place, or underwriting, or guaranteeing the placing of any of the shares of capital stock of the Corporation, or any securities, debentures, notes, bonds or other obligations or evidences of indebtedness of the Corporation, or in or about the formation or promotion of the Corporation or the conduct of its business and to issue and/or deliver shares of the capital stock, securities, debentures, notes, bonds or other obligations or evidences of indebtedness or other property in payment therefor or in connection therewith; to repay to any person, firm, association or corporation or to assume the payment of any monies advanced or paid or obligations or liabilities incurred in connection with such formation or promotion of the Corporation or the conduct of its business, or for the purpose of the acquisition of any property or assets, real, personal or mixed, for or on behalf of or for the benefit of the Corporation, whether such monies were advanced or paid, or such obligations or liabilities were incurred or property or assets acquired before or after the organization of the Corporation, and whether or not such property or assets were acquired by the Corporation, and also to accept, take over, purchase or otherwise acquire in the name of the Corporation any such property or assets;

                  (15) To purchase or otherwise acquire the shares of stock of this Corporation, of any class, or any portion thereof, and any security, debenture, note, bond or other obligation or evidence of indebtedness whatsoever of this Corporation, and to hold, sell, mortgage, pledge, exchange, reissue or otherwise deal with the same, at such times, for such consideration and upon such terms as the Board of Directors may determine; and any such purchase or acquisition shall in no event whatsoever be deemed or construed to be a distribution of property or assets or a return of capital or a reduction or decrease of capital stock (as such terms are used in any statute of the State of Delaware), nor to be a retirement or redemption of the indebtedness of this Corporation, unless otherwise specifically provided by the Board of Directors in authorizing such purchase or acquisition;

                  (16) To manage, operate, maintain, repair, improve, develop, exploit, lease, mortgage, pledge, exchange, hypothecate, encumber, deal in and with, sell and otherwise use, turn to account or dispose of all or any of the property or assets, real, personal or mixed, including any and all shares of stock, securities, debentures, notes, bonds or other obligations or evidences of indebtedness at any time owned, issued or controlled by this Corporation, and to accept in payment, exchange or consideration therefor, cash and/or stocks and/or securities and/or other property of any sort;

                  (17) To merge, consolidate, create a union of interest or otherwise, in such manner as may at any time be permitted by law;

                  (18) To do any and all things herein set forth and such other things as are incidental, desirable, necessary, essential or conducive to the attainment of the above objects, purposes or powers or any part or parts thereof, and to the same extent and in the same manner as natural persons might or could do, as principal, agent, contractor or otherwise; and to carry out all or any of the foregoing objects, purposes or powers as principal, agent, contractor or otherwise; and by and through trustees, agents subcontractors or otherwise, and alone or jointly or in partnership or conjunction with any person, firm, association or corporation, to do all and everything necessary, convenient, desirable or incidental for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or that may be incidental to the powers herein named or which shall at any time be necessary, convenient, desirable or incidental for the protection of this Corporation, in so far as the same are not inconsistent with law. Any person, firm, association or corporation at any time hereinbefore or hereafter referred to (other than this Corporation) may be a citizen of or may be organized under or created or doing business by virtue of the laws of the United States or of any state thereof, the District of Columbia, the territories, colonies, dependencies or other possessions of the United States, or of any foreign country or other jurisdiction whatsoever;

                  Generally, to carry on and undertake any other business or operation which may, from time to time, seem to the Board of Directors of this Corporation capable of being conveniently carried on in connection with the foregoing objects, purposes and powers, or calculated directly or indirectly to render valuable or enhance the value of any of the Corporation's privileges, rights or property and which is or may at any time be lawful under the laws of the State of Delaware for a corporation of this character organized thereunder.

                  The Corporation shall have full power and authority to conduct its business in all or any of its branches, and to have one or more offices, and unlimitedly and without restriction to hold, purchase, lease, mortgage and convey property, real, personal and mixed, in such place and places, both within and without the State of Delaware, in other states, the District of Columbia, the territories, colonies, dependencies and other possessions of the United States and in all foreign countries and other jurisdictions whatsoever.

                                      -6-
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         The objects, purposes and powers specified herein shall be regarded as independent objects, purposes and powers and in furtherance and not in limitation of the general powers now or at any time hereafter conferred by the laws of the State of Delaware.

         Nothing herein contained shall be construed as authorizing the business of banking, nor as authorizing or intending to authorize, the performance at any time of any act or acts then unlawful.

         FOURTH: (1) The total number of shares which the Corporation shall be authorized to issue is 26,029,036. Of such shares, 1,029,036 shall be Preferred Stock and 25,000,000 shall be Common Stock and shall have a par value of $.10 per share.

                  (2) Preferred Stock. The 1,029,036 shares of Preferred Stock shall be of two classes, designated as "Class 1 Preferred Stock" and "Class 2 Preferred Stock," respectively. 29,036 shares of Preferred Stock shall be designated as "Class 1 Preferred Stock" and shall have a par value of $100.00 per share; and 1,000,000 shares of Preferred Stock shall be designated as "Class 2 Preferred Stock" and shall have a par value of $.01 per share. Each share of Preferred Stock shall have such voting powers and shall be issued in such series and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors pursuant to the authority expressly vested in it by this provision.

                  (3) Common Stock. The 25,000,000 shares of Common Stock shall have a par value of $.10 per share, shall be entitled to one vote for each share, and shall be subject to the preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the Preferred Stock as shall be stated and expressed by the resolution or resolutions providing for the issuance of such Preferred Stock, as may be adopted by the Board of Directors in accordance with subparagraph (2) hereof.

                  (4) The minimum amount of capital with which the Corporation will commence business is $1,000.00

         FIFTH: The Corporation shall have perpetual existence.

         SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.



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         SEVENTH: The number of Directors which shall constitute the Board of
Directors shall be such as from time to time shall be fixed by, or in the manner provided in, the By-laws, but in no case shall the number be less than three. The term of office of said Directors may be fixed by said By-laws, and in case of any increase in the number of Directors, the additional Directors shall be chosen in the manner provided in said By-laws, provided that the provisions of said By-laws relating to the term of office of the Directors and relating to the election of additional Directors as aforesaid, are consistent with the Laws of Delaware.

         EIGHTH: In furtherance and not in limitation of the power and authority conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

                  (a) To make, alter, amend and repeal the By-laws of the Corporation, subject to the power of the stockholders to alter, amend or repeal the By-laws made by the Board of Directors;

                  (b) If the By-laws so provide, to designate by resolution two or more of its number to constitute an Executive Committee, which committee shall for the time being, as provided in said resolution or in the By-laws, have and exercise any and all of the powers of the Board of Directors in the management of the business and affairs of the Corporation and shall have power to authorize the corporate seal to be affixed to all papers which may require it;

                  (c) To determine from time to time whether any, and if any, what part, of the assets or funds of the Corporation legally available for the payment of dividends shall be declared in dividends and paid to the stockholders or to any class thereof; to determine for what period or periods such dividends shall apply and to make such applications thereof as it deems best; to direct and determine the use and disposition of any such assets or funds;

                  (d) To fix from time to time, and to vary, the amount of the profits to be reserved as working capital, additions to capital, or for any other lawful purpose and to increase, decrease, or make any lawful disposition of any fund so reserved; to purchase, acquire, hold, cancel, reissue, sell, exchange or transfer shares of the capital stock and/or the securities, debentures, notes, bonds or other obligations or evidences of indebtedness of this Corporation, provided that the Corporation shall not use its funds or property for the purchase of shares of its own capital stock when such use would cause any impairment of its capital, and, further, that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly;

                  (e) To determine from time to time whether and to what extent and at which time and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, book, record or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders;



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                  (f) To sell, lease, exchange or otherwise dispose of any
         portion, less than substantially the whole, of the property or assets of the Corporation, upon such terms as it may deem expedient or advisable, and to accept and receive for the Corporation, in consideration therefor, cash and/or stock and/or securities and/or other property;

                  (g) To sell, exchange or otherwise dispose of the unissued shares of stock of any class of the Corporation, now or hereafter authorized; to make and issue securities, debentures, notes, bonds and other obligations or evidences of indebtedness of the Corporation; to sell, exchange, pledge, hypothecate or otherwise dispose of any such stocks, securities, debentures, notes, bonds or other obligations or evidences of indebtedness upon such terms and to such persons, firms, associations or corporations, or any of them, as the Board may select; to secure any such securities, debentures, notes, bonds and other obligations or evidences of indebtedness by mortgage, deed of trust or other lien upon the properties and assets of the Corporation now possessed or hereafter acquired, or upon any part thereof, or in such other manner as said Board may deem expedient or advisable, and to execute or direct the execution of mortgages, deeds of trust and other instruments in connection therewith; all of the foregoing in the exercise of its discretion and without action or vote being required of the stockholders; to authorize all or any of the officers of the Corporation to do any act or take any step deemed necessary or advisable to effectuate any of the foregoing;

                  (h) To remunerate the officers and employees of the Corporation, or any of them, or the officers and employees of any subsidiary corporation, or any of them, either wholly or partly for their services by the issuance of shares of the capital stock of the Corporation; to provide a plan or plans for such remuneration applicable to such officers and employees, or to any of them, or to any class thereof, and to effectuate the same; to issue shares of the capital stock of the Corporation in connection therewith.

         NINTH: In addition to the power and authority hereinbefore or hereafter, or by the By-laws, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-laws of the Corporation.

         TENTH: If the By-laws so provide, the stockholders and Board of Directors shall have power to hold their meetings, to have an office or offices and to keep the books of the Corporation, subject to the provisions of the laws of the State of Delaware, outside of said state at such place or places as may from time to time be designated by them, whether within or without the United States of America.

         ELEVENTH: The Corporation may at any meeting of its Board of Directors, sell, lease or exchange, or authorize the sale, lease or exchange of its properties and assets as an entirety, including its business, good will and its corporate franchises, to any person, firm, association or corporation whatsoever, upon such terms and conditions as the Board may deem expedient and for the best interests of the Corporation, and may accept in consideration therefor cash and/or stock, and/or securities, and/or other property; provided that any such sale, lease or exchange shall be authorized at a meeting of stockholders duly called for that purpose, by the affirmative vote of the holders of not less than fifty-one per cent (51%) of the stock issued and outstanding having voting power at the time of such meeting, in person or by proxy, or shall be authorized by the written consent of not less than fifty-one per cent (51%) of the holders of such stock issued and outstanding, and having voting rights given in person or by proxy.

         TWELFTH: No holder of stock of this Corporation, nor any class of stockholders, shall at any time have any preferential right of subscription to any shares of any class of stock of the Corporation now or hereafter authorized, issued or sold, or to any obligations or securities convertible into stock of the Corporation, or any right of subscription to any thereof, now or hereafter authorized, issued or sold, other than such, if any, as the Board of Directors in its discretion may determine, and at such prices and on such terms as the Board of Directors may fix pursuant to the authority conferred by law and by this Certificate of Incorporation.

         THIRTEENTH: Inasmuch as it is contemplated that the directors of this Corporation shall be of large and varied business interests, it is hereby provided that in the absence of fraud no contract or other transaction between the Corporation and any other corporation and no act of the Corporation shall in any manner be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in or are directors or officers of such other corporation. In the absence of fraud any director individually, or any firm or association of which any director may be a member, may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation, provided that the fact that he or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or to a majority thereof; and any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction or with respect thereto, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director and/or officer of this Corporation may act as a director and/or officer of any subsidiary or affiliated corporation and may vote or act without restriction or qualification with regard to any transaction between such corporations.

         A Director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

         FOURTEENTH: Any contract, transaction or act of the Corporation or of the Board of Directors, which shall be ratified, at any annual meeting or at any special meeting called for such purpose by a majority of a quorum of the holders of stock having voting power at the time of such meeting, present either in person or by proxy, shall, except as may be otherwise specifically provided by law, or by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the Corporation; but nothing herein contained shall be deemed or construed to require the submission of any such contract, transaction or act to the stockholders nor to deprive the Board of Directors of its power and authority in the premises, except as may be otherwise specifically provided by law or by this Certificate of Incorporation.

         FIFTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on stockholders hereunder are granted subject to this provision.

         4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said CSS INDUSTRIES, INC. has caused this Certificate to be signed by Jack Farber, its Chairman of the Board and President, and attested by Stephen V. Dubin, its Secretary, this 28th day of November, 1990.

                                                CSS INDUSTRIES, INC.


                                                By:
                                                    ---------------------------
                                                    Chairman of the Board
                                                    and President


ATTEST:


By:
    ------------------------------------
    Secretary


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